As filed with the Securities and Exchange Commission on January 28, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	75-0778259 (I.R.S. Employer Identification No.)

2728 North Harwood Dallas, Texas 75201 (214) 981-5000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Brian J. Woram
Senior Vice President and
Chief Legal Officer
2728 North Harwood
Dallas, Texas 75201
(214) 981-5000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
James R. Doty
Geoffrey L. Newton
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
(214) 953-6500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-49966

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed Maximum
Securities to be	Aggregate Offering	Amount of
Registered	Price(1)	Registration Fee
Senior Debt Securities of Centex Corporation	$27,000,000	$3,178

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $27,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

SIGNATURES
Opinion of Paul Johnston, Esq.
Consent of Ernst & Young LLP

Explanatory Note

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (Registration No. 333-49966), as amended (the “Original Form S-3”), including the exhibits thereto and each of the documents incorporated by reference therein, which was declared effective by the Securities and Exchange Commission on December 7, 2000, are incorporated by reference in this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 28, 2005.

Centex Corporation
By:	/s/ Timothy R. Eller
Timothy R. Eller
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy R. Eller Timothy R. Eller	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 28, 2005

/s/ Leldon Echols Leldon Echols	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 28, 2005

/s/ Mark D. Kemp Mark D. Kemp	Senior Vice President and Controller (Principal Accounting Officer)	January 28, 2005

* Barbara T. Alexander	Director	January 28, 2005

* Dan W. Cook, III	Director	January 28, 2005

* Juan L. Elek	Director	January 28, 2005

Thomas J. Faulk	Director

* Clint W. Murchison, III	Director	January 28, 2005

Frederic M. Poses	Director

Signature	Title	Date

James J. Postl	Director

/s/ David W. Quinn David W. Quinn	Director	January 28, 2005

Thomas M. Shoewe	Director

*	David W. Quinn, by signing his name hereto, does hereby sign this registration statement on behalf of the directors and officers of the registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.

/s/ David W. Quinn David W. Quinn Attorney-in-fact January 28, 2005

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Paul Johnston, Esq.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Paul Johnston, Esq. (contained in his opinion filed as Exhibit 5.1).
24.1	Power of attorney of certain signatories (contained on the signature page of the Original Form S-3).